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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of October 25, 2001 for the Collection Period of
September 1, 2001 through September 30, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	140,315,074.74
Discounted Principal Balance	95,985,815.74
Servicer Advances	885,361.32
Servicer Pay Ahead Balance	3,314,988.89
Maturity Advances Outstanding	—
Number of Current Contracts	8,262
Weighted Average Lease Rate	7.13%
Weighted Average Remaining Term	4.3
Reserve Fund:
Initial Deposit Amount	28,124,577.47
Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Amount	41,249,380.29
Current Month Specified Reserve Fund Amount	48,749,267.61

	Class A Amount	Class B Amount	Total Amount
Beginning Balance	49,889,883.55	1,095,750.00	50,985,633.55
Withdrawal Amount	(7,001,617.34)	—	(7,001,617.34)
Cash Capital Contribution
Transferor Excess	884,874.70		884,874.70

Reserve Fund Balance Prior to Release	43,773,140.91	1,095,750.00	44,868,890.91
Specified Reserve Fund Balance	47,653,517.61	1,095,750.00	48,749,267.61

Release to Transferor	—	—	—
Ending Reserve Fund Balance	43,773,140.91	1,095,750.00	44,868,890.91
Prior Cumulative Withdrawal Amount	22,935,174.18	—	22,935,174.18
Cumulative Withdrawal Amount	29,936,791.52	—	29,936,791.52

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	83

Discounted Principal Balance		1,266,514.03
Net Liquidation Proceeds		(516,808.40)
Recoveries—Previously Liquidated Contracts		(160,848.35)

Aggregate Credit Losses for the Collection Period		588,857.28

Cumulative Credit Losses for all Periods		7,692,183.27

Repossessed in Current Period	6

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.44%
First Preceding Collection Period	1.88%
Current Collection Period	4.14%
Condition (i)i (Charge-off Rate)
Three Month Average	2.15%
Charge-off Rate Indicator (> 1.25%)	condition met

Delinquent Contracts:	Percent	Accounts	Percent	ANIV
31-60 Days Delinquent	19.03%	1572	17.38%	24,386,983.54
61-90 Days Delinquent	3.33%	275	3.03%	4,250,685.10
Over 90 Days Delinquent	0.22%	18	0.23%	316,199.77

Total Delinquencies		1,865		28,953,868.41

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.78%
First Preceding Collection Period	1.98%
Current Collection Period	3.55%
Condition (ii) (Delinquency Percentage)
Three Month Average	2.10%
Delinquency Percentage Indicator (> 1.25%)	condition met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold	3069	48,199,059.11

Net Liquidation Proceeds		(42,450,748.08)

Net Residual Value (Gain) Loss		5,748,311.03

Cumulative Residual Value (Gain) Loss all periods		26,267,057.17

Matured Vehicles Sold for each Collection Period:	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value
Second Preceding Collection Period	3,745	10,228	36.62%	13,706.29	15,476.12
First Preceding Collection Period	4,839	10,850	44.60%	13,281.69	15,121.60
Current Collection Period	3,069	3,837	79.98%	13,832.11	15,739.42
Three Month Average				13,563.11	15,398.25
	Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value				88.08%

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio	Test Met?
a) Number of Vehicles Sold > 25% of Scheduled Maturities	79.98%	YES
b) Number of Scheduled Maturities > 500	3,837	YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	88.08%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

Specified Reserve Fund Balance Calculation
The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

(1)
Adjusted Notional Balance of Classes due to the Investor Certificates
(2)
The greater of a) or b)
a)
20% of aggregate residual value not matured and sold as of the last day of the collection period.
b)
$41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of October 25, 2001 for the Collection Period of
September 1, 2001 through September 30, 2001

		Certificate Balance		Class A1	Class A2	Class A3	Class B	Transferor Interest
	Total	Percent	Balance	Balance	Balance	Balance	Balance	Interest	Principal
Interest:		98.00%						2.00%
Interest Collections	357,409.46
Net Investment Income	1,584,021.61
Non-recoverable Advances	(260,926.87)

Available Interest	1,680,504.20		1,677,663.58	—	1,304,337.34	223,688.48	149,637.76	2,840.62
Class A1, A2, A3 Notional Interest Accrual Amount	(2,246,270.75)		(2,246,270.75)	—	(1,914,848.75)	(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—	—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)		(282,419.42)				(282,419.42)
Class B Interest Carryover Shortfall	—		—				—
Servicer's Fee	(167,292.54)		(162,367.15)					(4,925.39)
Capped Expenses	(27,239.69)		(26,437.70)					(801.99)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—				—
Uncapped Expenses	—		—					—

Total Unallocated Interest	(1,042,718.20)		(1,039,831.44)					(2,886.76)
Excess Interest to Transferor	—		—					—

Net Interest Collections Available	—		(1,039,831.44)					(2,886.76)

Losses Allocable to Investors' Certificates:	(6,150,590.75)							(6,150,590.75)
Accelerated Principal Distribution:	—							—

Deposit to Reserve Fund:	884,874.70							(6,153,477.51)

Withdrawal from Reserve Fund:	7,001,617.34
Reimbursement/Deposit from Transferor Prin:	1,076,566.31
Net withdrawal from the Reserve Fund:	6,116,742.64
Principal:
Current Loss Amount	(6,337,168.31)		(6,150,590.75)	—	(6,150,590.75)	—	—		(186,577.56)
Loss Reimbursement from Transferor	188,804.85		188,804.85	—	188,804.85	—	—	(188,804.85)
Loss Reimbursement from Reserve Fund	5,961,785.90		5,961,785.90	—	5,961,785.90	—	—

Total	(186,577.56)		—	—	—	—	—		(186,577.56)
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—		—
Allocations—Current Period	59,172,833.74		59,172,833.74	—	59,172,833.74	—	—
Allocations—Accelerated Principal Distribution	—		—	—	—	—	—
Allocations—Not Disbursed Beginning of Period	351,159,417.33		351,159,417.33	—	351,159,417.33	—	—
Allocations—Not Disbursed End of Period	410,332,251.07		410,332,251.07	—	410,332,251.07	—	—
Interest Distributions/Allocations:
Distribution—Current Period	—		—	—	—	—	—	—
Allocations—Current Period	2,528,690.17		2,528,690.17	—	1,914,848.75	331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	—		—	—	—	—	—
Allocations—Not Disbursed End of Period	2,528,690.17		2,528,690.17	—	1,914,848.75	331,422.00	282,419.42
Due To Trust—Current Period:			—
Total Deposit to/(Withdrawal from) Reserve Fund	(6,116,742.64)
Due To Trust	60,117,502.30		60,117,502.30	—	59,856,149.21	120,219.12	141,133.97	—	—

Total Due To Trust	54,000,759.66		60,117,502.30	—	59,856,149.21	120,219.12	141,133.97	—	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of October 25, 2001 for the Collection Period of
September 1, 2001 through September 30, 2001

		Certificate Balance		Class A1		Class A2		Class A3		Class B		Transferor Interest
	Total	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Percent	Balance	Balance
Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—	100.00%	735,000,000.00	25.71%	189,000,000.00	57.76%	424,500,000.00	9.90%	72,800,000.00	6.63%	48,700,000.00	14,988,732.51
Percent of ANIV			98.00%		25.20%		56.60%		9.71%		6.49%	2.00%
Certificate Factor			1.0000000		1.0000000		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate					5.2650%		5.4130%		5.4630%		6.9590%
Target Maturity Date					December 25, 2000		December 25, 2001		March 25, 2002		December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	200,751,052.35
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	200,751,052.35
Discounted Principal Balance	124,291,470.96
Notional/Certificate Balance			546,000,000.00		—		424,500,000.00		72,800,000.00		48,700,000.00	5,910,469.68
Adjusted Notional/Certificate Balance			194,840,582.67		—		73,340,582.67		72,800,000.00		48,700,000.00	5,910,469.68
Percent of ANIV			97.06%		0.00%		36.53%		36.26%		24.26%	2.94%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	1,184,027.83
Servicer Pay Ahead Balance	4,192,604.76
Number of Current Contracts	12,045
Weighted Average Lease Rate	6.99%
Weighted Average Remaining Term	3.7
Pool Data Current Month
Aggregate Net Investment Value	140,315,074.74
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	140,315,074.74
Discounted Principal Balance	95,985,815.74
Notional/Certificate Balance			546,000,000.00		0.00		424,500,000.00		72,800,000.00		48,700,000.00	4,647,325.81
Adjusted Notional/Certificate Balance			135,667,748.93		0.00		14,167,748.93		72,800,000.00		48,700,000.00	4,647,325.81
Percent of ANIV			96.69%		0.00%		10.10%		51.88%		34.71%	3.31%
Certificate Factor			1.0000000		—		1.0000000		1.0000000		1.0000000
Servicer Advances	885,361.32
Servicer Pay Ahead Balance	3,314,988.89
Number of Current Contracts	8,262
Weighted Average Lease Rate	7.13%
Weighted Average Remaining Term	4.3
Prior Certificate Interest Payment Date	September 25, 2001
Next Certificate Interest Payment Date	December 26, 2001		** Strictly for purposes of calculating Transferors Interest.

Current Month Collection Activity	Vehicles
Principal Collections		1,436,288.70
Prepayments in Full	610	9,185,516.34

Reallocation Payment	21	348,599.43

Interest Collections		357,409.46
Net Liquidation Proceeds and Recoveries		677,656.75
Net Liquidation Proceeds—Vehicle Sales		42,450,748.08
Non-Recoverable Advances		(260,926.87)

Total Available		54,195,291.89

Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	27,239.69	245,157.21
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	167,292.54
Servicer's Fee Paid	167,292.54
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	13,524.75
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of October 25, 2001 for the Collection Period of
September 1 through September 30, 2001

		Class A1	Class A2	Class A3	Class B	Total Class
		Balance	Balance	Balance	Balance	Balance

Interest Rate
Three Month LIBOR +			0.27%	0.32%	2.00%

Principal Payments
Principal Payment due to Investors
Ending Certificate Balance			424,500,000.00	72,800,000.00	48,700,000.00	546,000,000.00

Interest Payments
Class Interest Rate for Current Interest Period
Interest Calculation for Current Interest Period						—
At Certificate Payment Date:
Paid to Swap Counterparty	—					—
Due to Swap Counterparty	—					—
Proration %	0.00%
Interest Due to Investors						—
Interest Payment to Investors						—

Net Settlement due to / (receive by) Swap Counterparty						—

Total Payment to Investors (Principal and Interest)						—

Swap Shortfall
Prior Swap Interest Shortfall Carryover		—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period		—	—	—	—	—
Swap Swap Interest Shortfall Carryover		—	—	—	—	—

Interest Reset
Interest Rate			2.88500%	2.93500%	4.61500%
Number of Days			92	92	92
Interest for Succeeding Certificate Payment Date		—	3,129,744.17	546,040.44	574,362.39	4,250,147.01

I hereby certify to the best of my knowledge that the servicing report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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Servicer's Certificate—Toyota Auto Lease Trust 1998–C